Exhibit 99.1

Mattersight Announces Third Quarter 2017 Results

Chicago, IL, November 7, 2017 (GLOBE NEWSWIRE) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the third quarter ended September 30, 2017.

“Mattersight’s third quarter was marked by 9% growth in total revenues and 11% growth in subscription revenue versus the same period last year,” said Mattersight CEO Kelly Conway. “We realized significant savings as a result of the refinancing completed during the second quarter, and we continue to be encouraged by our outlook based on the conversion of our backlog to revenue and our strong pipeline.”

Third Quarter 2017 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings were $5.2 million.
•	Total Revenue: Total revenue was $11.3 million.
•	Subscription Revenue: Total subscription revenue was $10.6 million.
•	Backlog: ACV in deployment was $14.6 million at the end of the quarter.
•	Gross Margin: Gross margin was 73%.

Third Quarter 2017 Business Highlights

•	Higher Margin Bookings: The majority of third quarter bookings related to our more profitable routing business.
•

Patent:Recently issued 39th patent which uncovers and delivers trending topic identification from contact center interactions. The patent, Trend identification and behavioral analytics systems and methods, is the first issued from the trending topics product family and provides a machine learning-based framework for analyzing data trends.

Non-GAAP Financial Measures

Mattersight's net loss was $3.0 million in the third quarter of 2017. The Company realized an "Adjusted EBITDA1" loss of $0.4 million for the third quarter of 2017. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of net loss to Adjusted EBITDA, see the accompanying schedule.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Tuesday, November 7, 2017. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 7599929.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until December 7, 2017, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 7599929.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). A reader can identify these forward-looking statements, because they are not limited to historical fact or they use words such as “scheduled,” “will,” “anticipate,” “project,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” or “will likely result,” and other similar expressions, and terms of similar meaning, in connection with any discussion of our prospects, financial statements, business, financial condition, revenues, results of operations, or liquidity, involving risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate a link to these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight unleashes the power of personality to improve every interaction with every customer every time. With tools to learn, analyze, and predict customer behavior based on customer conversations, Mattersight helps brands create chemistry with their customers through shorter, more satisfying conversations that increase loyalty. To learn how Mattersight can help you click better with your customers visit www.mattersight.com.

1 Mattersight presents Adjusted EBITDA, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted EBITDA provides investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted EBITDA reflects Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted EBITDA measure should be considered in addition to, not as a substitute for or superior to other measures of financial performance prepared in accordance with GAAP.

Contact

David Mullen

Chief Financial Officer

312.954.7380

dave.mullen@mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Revenue:
Subscription revenue	$10,639	$9,574	$30,925	$27,297
Other revenue	705	838	1,936	2,242
Total revenue	11,344	10,412	32,861	29,539
Operating expenses:
Cost of subscription revenue	2,366	2,781	7,576	7,840
Cost of other revenue	753	662	2,295	2,044
Total cost of revenue, exclusive of depreciation and amortization	3,119	3,443	9,871	9,884
Product development	3,288	2,988	10,195	9,588
Sales and marketing	3,070	4,625	9,538	13,452
General and administrative	2,915	2,912	9,325	8,950
Depreciation and amortization	1,603	1,477	4,874	4,295
Total operating expenses	13,995	15,445	43,803	46,169
Operating loss	(2,651)	(5,033)	(10,942)	(16,630)
Non-operating income (expense):
Interest and other borrowing costs	(334)	(860)	(2,353)	(1,291)
Loss on early extinguishment of debt	—	—	(1,834)	—
Change in fair value of warrant liability	(52)	58	308	58
Other non-operating income	13	8	54	31
Total non-operating income (expense)	(373)	(794)	(3,825)	(1,202)
Loss before income taxes	(3,024)	(5,827)	(14,767)	(17,832)
Income tax benefit (provision)	8	(11)	(4)	(27)
Net loss	(3,016)	(5,838)	(14,771)	(17,859)
Dividends related to 7% Series B convertible preferred stock	(146)	(147)	(438)	(440)
Net loss available to common stockholders	$(3,162)	$(5,985)	$(15,209)	$(18,299)
Per share of common stock:
Basic net loss available to common stockholders	$(0.10)	$(0.24)	$(0.51)	$(0.73)
Diluted net loss available to common stockholders	$(0.10)	$(0.24)	$(0.51)	$(0.73)
Shares used to calculate basic net loss per share	31,463	25,244	30,074	25,156
Shares used to calculate diluted net loss per share	31,463	25,244	30,074	25,156
Stock-based compensation expense is included in individual line items above:
Total cost of revenue	$39	$112	$276	$298
Product development	164	194	493	863
Sales and marketing	95	482	218	1,415
General and administrative	376	463	1,137	1,718

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$7,951	$12,538
Receivables net of allowances of $39 and $311, at September 30, 2017 and December 31, 2016, respectively	7,298	8,508
Prepaid expenses	6,197	4,440
Other current assets	149	296
Total current assets	21,595	25,782
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $23,781 and $19,748, at September 30, 2017 and December 31, 2016, respectively	9,720	9,576
Goodwill	972	972
Intangible assets, net of amortization of $4,214 and $3,820, respectively	3,041	3,201
Other long-term assets (includes $2,975 and $4,210 of restricted cash, at September 30, 2017 and December 31, 2016, respectively)	6,721	6,033
Total assets	$42,049	$45,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$90	$738
Accounts payable	1,970	1,835
Accrued compensation and related costs	3,414	2,302
Unearned revenue	5,071	4,911
Capital leases	2,145	1,982
Other current liabilities	3,275	3,374
Total current liabilities	15,965	15,142
Long-term debt	15,081	20,839
Long-term unearned revenue	706	757
Long-term capital leases	1,559	1,602
Other long-term liabilities	6,754	5,945
Total liabilities	40,065	44,285
7% Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,637,786 and 1,637,948 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively, with a liquidation preference of $11,422 and $10,985, at September 30, 2017 and December 31, 2016, respectively	8,353	8,354
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 32,789,806 and 27,511,361 shares issued at September 30, 2017 and December 31, 2016, respectively; 32,731,950 and 26,622,706 shares outstanding at September 30, 2017 and December 31, 2016, respectively	328	275
Additional paid-in capital	275,398	264,214
Accumulated deficit	(277,876)	(263,062)
Treasury stock, at cost, 57,856 and 888,655 shares at September 30, 2017 and December 31, 2016, respectively	(145)	(4,455)
Accumulated other comprehensive loss	(4,074)	(4,047)
Total stockholders’ equity (deficit)	(6,369)	(7,075)
Total liabilities and stockholders’ equity	$42,049	$45,564

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash Flows from Operating Activities:
Net loss	$(14,771)	$(17,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,874	4,295
Stock-based compensation	2,124	4,294
Discount accretion and other debt-related costs	1,417	173
Provision for uncollectible accounts	59	25
Change in fair value of warrant liability	(308)	(58)
Changes in assets and liabilities:
Receivables	1,151	(609)
Prepaid expenses	(1,261)	(1,448)
Other current assets	142	(484)
Other long-term assets	(1,718)	969
Accounts payable	(464)	287
Accrued compensation and related costs	1,112	154
Unearned revenue	109	(4,787)
Other current liabilities	1,126	1,471
Other long-term liabilities	765	374
Total adjustments	9,128	4,656
Net cash used in operating activities	(5,643)	(13,203)
Cash Flows from Investing Activities:
Capital expenditures	(2,668)	(2,364)
Investment in intangible assets	(209)	(857)
Net cash used in investing activities	(2,877)	(3,221)
Cash Flows from Financing Activities:
Proceeds from line of credit	19,900	16,246
Repayments of line of credit	(5,000)	(16,246)
Proceeds from term loan and other borrowings	—	28,880
Repayments of term loan and other borrowings	(23,238)	(6,030)
Debt prepayment costs	(692)	(96)
Fees paid for issuance of debt	(206)	(680)
Proceeds from issuance of common stock, net of costs	14,737	—
Cash paid to satisfy tax withholding upon vesting of employee stock awards	(1,060)	(328)
Principal payments on capital lease obligations	(1,894)	(1,727)
Proceeds from employee stock purchase plan	178	223
7% Series B convertible preferred stock dividend	—	(3)
Proceeds from exercise of stock options	—	236
Net cash provided by financing activities	2,725	20,475
Effect of exchange rate changes on cash and cash equivalents	(27)	(17)
(Decrease) increase in total cash	(5,822)	4,034
Cash and cash equivalents	12,538	15,407
Restricted cash (included in Other long-term assets on the Consolidated Balance Sheets)	4,210	—
Total cash, beginning of period	16,748	15,407
Cash and cash equivalents	7,951	14,652
Restricted cash (included in Other long-term assets on the Consolidated Balance Sheets)	2,975	4,789
Total cash, end of period	$10,926	$19,441
Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$2,014	$2,213
Capital equipment purchased on credit	2,014	2,213
Issuance of warrant, at fair value	—	924
Supplemental Disclosures of Cash Flow Information:
Interest paid	$2,093	$758

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EBITDA

(Unaudited and in thousands)

	Quarter Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
GAAP - Net Loss	$(3,016)	$(5,838)	$(14,771)	$(17,859)
Depreciation and amortization	1,603	1,477	4,874	4,295
Interest and other borrowings	334	860	2,353	1,291
Loss on early extinguishment of debt	—	—	1,834	—
Interest income	(13)	(8)	(54)	(31)
Income tax provision	(8)	11	4	27
EBITDA	$(1,100)	$(3,498)	$(5,760)	$(12,277)
Stock based compensation	674	1,251	2,124	4,294
Change in fair value of warrant liability	52	(58)	(308)	(58)
Adjusted EBITDA	$(374)	$(2,305)	$(3,944)	$(8,041)